EXHIBIT 16.1

Exhibit No. 16.1

File No. 001-37464

Form 8-K

Report Date: December 13, 2017

February 27, 2018

U.S. Securities and Exchange Commission

Division or Corporate Finance

100 F Street, NE

Washington, DC 20549

Gentlemen:

On February 26, 2018, this Firm received the final copy of a Current Report on Form 8-K to be filed by Cemtrex Inc. (SEC File #001-37464, CIK #0001435064) (“Company”) reporting an Item 4.01 – Changes in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the final Form 8-K, Item 4.01 disclosures which we read.

For Bharat Parikh & Associates

Chartered Accountants

/s/ [  ][  ] Bharat Parikh

CA Bharat Parikh

(Senior Partner)

Registered with PCAOB

Date: -02/27/2018